                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports relating to the respective financial statements which appear in such Prospectus.



Financial Statements                                 Date
--------------------                                 ----
Compass International Services Corporation          November 5, 1997, except as to
                                                    Note 3, which is as of December 3, 1997
The Mail Box, Inc.                                  November 5, 1997
Mid-Continent Agencies, Inc.                        October 31, 1997
Impact Telemarketing Group, Inc.                    November 6, 1997

We also consent to the reference to us under the heading "Experts".


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
December 5, 1997